UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

JANOVER INC.

(Exact name of registrant as specified in its charter)

Delaware	83-2676794
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

6401 Congress Avenue, Suite 250

Boca Raton, FL 33487

Phone: (844) 885-6875

(Address of principal executive offices and zip code)

Copies To:

Ross D. Carmel, Esq.

Philip Magri, Esq.

Carmel, Milazzo & Feil LLP

55 West 39th Street, 4th Floor

New York, New York 10018

Telephone: (212) 658-0458

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.00001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-267907

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

Common Stock

The securities to be registered hereby are shares of the common stock, par value $0.00001 per share, of Janover Inc., a Delaware corporation (the “Registrant”). The description of the Registrant’s common stock is contained in the section entitled “Description of Securities” to the Registrant’s Registration Statement on Form S-1 (File No. 333-267907), as originally filed with the Securities and Exchange Commission (the “Commission”) on October 14, 2022, and thereafter amended from time to time (the “Registration Statement”), is hereby incorporated herein by reference. Any prospectus that constitutes part of the Registration Statement and that is subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall also be deemed to be herein incorporated by reference.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janover Inc.

Dated: July 19, 2023	By:	/s/ Blake Janover
		Name:	Blake Janover
		Title:	Chief Executive Officer, President and Chairman of the Board of Directors

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